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Exhibit 8(p)


                                LETTER AGREEMENT

                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

                               CUSTODIAN CONTRACT

August 28, 2003


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110


Ladies and Gentlemen:

Pursuant to Paragraph 12 of the Custodian Contract between the SSgA Funds and State Street Bank and Trust Company, dated as of April 11, 1988, the SSgA Funds advise you that that it is creating two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desire State Street Bank and Trust Company to serve as custodian with respect to the Funds pursuant to the terms and conditions of the Custodian Contract. Custodian fees to be assessed for transactions on behalf of the Funds shall be as set forth in the Custodian Contract.

Please acknowledge your acceptance of acting as Custodian to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS

By:
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   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company

By:
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Its:
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